Exhibit 32.1

                                 CERTIFICATION

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Maverick Oil and Gas, Inc. (the "Company") hereby certifies that the Company's Annual Report on Form 10-K for the period ended August 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2006                  By: /s/ James A. Watt
                                             --------------------
                                             Chief Executive Officer


         This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.

         A signed original of this written statement required by Section 906 has been provided to Maverick Oil and Gas, Inc. and will be retained by Maverick Oil and Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.